EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-275436) pertaining to Amended and Restated 2019 Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(2)	Registration Statements (Form S-3 Nos. 333-275435, 333-179430, 333-199885, 333-221294, and 333-249896) of Ironwood Pharmaceuticals, Inc.;

(3)	Registration Statement (Form S-8 No. 333-231887) pertaining to the 2019 Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(4)	Registration Statements (Form S-8 Nos. 333-189340, 333-197875, 333-206228, 333-213001, 333-219670, 333-226613, and 333-231890) pertaining to the Amended and Restated 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(5)	Registration Statements (Form S-8 Nos. 333-184396, 333-189339, 333-197874, 333-206227, 333-213002, 333-219669, and 333-226612) pertaining to the Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(6)	Registration Statement (Form S-8 No. 333-165230) pertaining to the 2010 Employee Stock Purchase Plan of Ironwood Pharmaceuticals, Inc.;

(7)	Registration Statement (Form S-8 No. 333-165231) pertaining to the 2010 Employee, Director and Consultant Equity Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(8)	Registration Statement (Form S-8 No. 333-165228) pertaining to the Amended and Restated 2005 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.;

(9)	Registration Statement (Form S-8 No. 333-165229) pertaining to the Amended and Restated 2002 Stock Incentive Plan of Ironwood Pharmaceuticals, Inc.; and

(10)	Registration Statement (Form S-8 No. 333-165227) pertaining to the 1998 Amended and Restated Stock Option Plan of Ironwood Pharmaceuticals, Inc.;

of our reports dated March 31, 2025, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Ironwood Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Ironwood Pharmaceuticals, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 31, 2025